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                                                                    EXHIBIT 4(A)

                       [ENGLISH TRANSLATION FROM SPANISH]

                        CERTIFICATE OF INCORPORATION OF
                              BANPONCE CORPORATION

     FIRST: The name of the Corporation is BanPonce Corporation.

     SECOND: The principal office of the Corporation shall be at the Popular Center Building, 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918 and its resident agent at such address is Ernesto N. Mayoral Megwinoff.

     THIRD: The nature of the business and the purposes of the Corporation are to engage in, carry out and conduct, for profit, to the extent permitted by law, the following activities:

          1. To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of, and deal in and with the personal or mixed property of every kind and description, including shares of stock, bonds, debentures, notes, evidences of indebtedness and other securities, or other interests in debentures, notes, mortgages, or other contracts or obligations and any certificates, receipts or other instruments representing options, rights or warrants to receive, purchase or subscribe for the same or representing any other rights or interests therein or in any property or assets of or created or issued by any person, or persons, corporation or corporations, association or associations, domestic or foreign, including agencies, instrumentalities, authorities, administrations, corporations or other public governmental bodies or subdivisions thereof, and to pay therefor, in whole or in part, in cash or by exchanging therefor, stock, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such personal or mixed property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations, to receive, collect and dispose of the interest, dividends, and income arising from such property and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers and privileges of ownership, including all voting powers on any stocks so owned to the same extent as a natural person might or could do.

          2. To purchase or otherwise acquire and own, hold, use, sell, assign, transfer, exchange and convey, pledge, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber or dispose of real estate whether improved or unimproved, and any right, privilege or interest of any kind whatsoever therein, and to manage, operate, own, hold, deal in and dispose of all or any part of such property and assets whether real, personal or mixed, as may be necessary or desirable for the successful conduct and operation of such business and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, to the same extent as a natural person might or could do; provided, however, that the Corporation shall not be authorized, as respects real property located within the Commonwealth of Puerto Rico, to conduct the business of buying and selling real estate, and shall in all other respects be subject to the provisions of Section 14 of Article VI of the Constitution of the Commonwealth of Puerto Rico.

          3. To aid either by loans or by guaranty of securities or in any other manner, any corporation, domestic or foreign, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities whereof are held by this Corporation or in which it shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this Corporation or in which it at the same time may be interested.

          4. To endorse or guarantee the payment of principal, interest, or dividends on securities and to guarantee the performance of sinking funds or other obligations of, and to guarantee in any way permitted by law the performance of any contracts or obligations of every kind and description with or of any person, firm, association, corporation or of the government or subdivisions thereof.

          5. To lend its surplus or uninvested funds from time to time to such extent, to such persons, firms, associations, corporations or governmental bodies or subdivisions, agencies or instrumentalities thereof,

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         and on such terms and on such security, if any, as the Board of
         Directors of the Corporation may determine.

          6. To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time, to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, as may now be or hereafter shall be permitted by the laws of the Commonwealth of Puerto Rico; and to secure the same by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation then owned or thereafter acquired.

          7. To merge into or consolidate with, and to enter into agreements and cooperative relations, not in contravention of law, with any person, firm, association or corporation; to purchase or otherwise acquire and to hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own shares of capital stock or other securities from time to time to the extent and upon such terms as shall be permitted by the laws of the Commonwealth of Puerto Rico; provided, however, that shares of its own capital stock so purchased or held shall not be directly or indirectly voted, nor shall they be entitled to the payment of dividends during such period or periods as they shall be held by the Corporation.

          8. To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

          9. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

             (a) inventions, devices, formulas, processes and any improvements and modifications thereof;

             (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the Commonwealth of Puerto Rico, the Government of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

             (c) franchises, licenses, grants and concessions.

          10. To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the Commonwealth of Puerto Rico; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

          11. To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the Commonwealth of Puerto Rico.

          12. To the extent permitted by law, and subject to obtaining the license required under the provisions of Section 9.060 of the Insurance Code of Puerto Rico (26 LPRA 906), to act as agent for insurance companies in soliciting and receiving applications for property, marine and transportation, vehicle, casualty surety and title insurance, and all other kinds of insurance except life and disability insurance, the collection of premiums, and doing such other business as may be delegated to agents by such companies, and to conduct a general insurance agency business.

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          13. To organize or cause to be organized under the laws of the
     Commonwealth of Puerto Rico, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          14. To conduct its business in any and all of its branches and maintain offices both within and without the Commonwealth of Puerto Rico, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

          15. To such extent as a corporation organized under the laws of the Commonwealth of Puerto Rico may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Puerto Rico.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or interference from, the terms of any provisions of this or any other Article of this Certificate of Incorporation.

     FOURTH: The Corporation is to have perpetual existence.

     FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be $1,000.00.

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is one hundred million shares (100,000,000), of which ninety million shares (90,000,000) shall be shares of Common Stock of the par value of $6.00 per share (hereinafter called "Common Stock"), and ten million shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock").

     The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

          (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not otherwise expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

             (a) the designation of such series;

             (b) the purchase price which the Corporation shall receive for each share of such series;

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             (c) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

             (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

             (e) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

             (f) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

             (g) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

             (h) the restrictions and conditions, if any, upon the reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

             (i) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

          (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     SIXTH: The Board of Directors shall have the power, whenever it may deem necessary to so act, from time to time, to authorize the issue of new shares of stock. The common stockholders of record on any date designated by resolution of the Board of Directors shall have preference for the subscription for common stock on a pro rata basis unless the Board of Directors unanimously resolves otherwise, but the stockholders shall have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any Dividend Reinvestment and Stock Purchase Plan of the Corporation or which may be authorized in order to exchange such new shares of stock for property which the Board of Directors may consider convenient or necessary for the Corporation to acquire, nor shall the stockholders have any right of preference therefore in the event of new issues of stock in payment of services rendered to the Corporation, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services for the Corporation.

     SEVENTH: The name and address of each incorporator is:

                         NAME                                ADDRESS
          -----------------------------------  -----------------------------------
          1. Socorro Santiago................  1395 San Alfonso Avenue
                                               Urb. Altamesa
                                               Rio Piedras, Puerto Rico
          2. Annie Serrano...................  DH-27 Llanuras Street
                                               Rio Hondo IV
                                               Baymon, Puerto Rico
          3. Julie Vazquez...................  31st Street, AE-22
                                               Villas de Loiza
                                               Canovanas, Puerto Rico

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     EIGHTH: (1) The Board shall be composed of such number of directors as are established from time to time by the Board of Directors and approved by an absolute majority of directors; provided, however, that the total number of directors shall always be an odd number and not less than nine (9) nor more than twenty-five (25). The Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1991; each initial director in Class 2 shall hold office until the annual meeting of stockholders in 1992; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1993. Except as provided in this Article Eighth, a director shall be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of stockholders for which the director stands for election and entitled to elect such director.

     (2) Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director shall be elected and qualified in the class in which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class of directorships shall be the class or classes then having the last date or the later dates for the expiration of its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.

     (3) Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of two-thirds (2/3) of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     The Board of Directors may from time to time, in the manner provided for in the by-laws of the Corporation, hold its regular or extraordinary meetings outside of Puerto Rico.

     NINTH: The Board of Directors may, upon resolution approved by an absolute majority thereof, from time to time (after adoption of the original by-laws of the Corporation) adopt, amend or repeal the by-laws of the Corporation; provided, that any by-laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be adopted, by the stockholders of the Corporation.

     TENTH: The affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of outstanding shares of the Corporation shall be required (i) to amend this Article TENTH, (ii) to approve any Business Combination for which stockholder approval is required by applicable law or
(iii) to approve the voluntary dissolution of the Corporation, notwithstanding that applicable law would otherwise permit any of the above with the approval of fewer shares or without the approval of any shares.

     For purposes of this Article TENTH, the term "Business Combination" shall mean:

          (a) a merger, reorganization or consolidation in which the Corporation is a constituent corporation; or

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          (b) the sale, lease, or hypothecation of substantially all the assets of the Corporation.

     Other than with respect to this Article TENTH, the affirmative vote of the holders of not less than two-thirds of the total number of outstanding shares of the Corporation shall be required to amend these Articles of Incorporation, notwithstanding, that applicable law would otherwise permit such amendment with the approval of fewer shares or without the approval of any shares.

     ELEVENTH: (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     (5) Expense incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

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     (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

     The foregoing represents, to the best of my knowledge, a fair and accurate translation from Spanish of the Certificate of Incorporation of BanPonce Corporation.

                                        By:  /s/  BRUNILDA SANTOS DE ALVAREZ
                                           -------------------------------------
                                             Name: Brunilda Santos de Alvarez
                                             Title: Assistant Secretary

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